UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 22, 2015, CarMax, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders. The following actions were taken:

1. The shareholders re-elected the following directors to the Board, each for a one-year term expiring at the 2016 Annual Meeting of Shareholders, pursuant to the vote set forth below.

Director	Votes For	Votes Against	Votes Abstaining

Ronald E. Blaylock	179,093,991	242,899	209,624
Thomas J. Folliard	179,205,682	193,104	147,728
Rakesh Gangwal	179,254,341	85,462	206,711
Jeffrey E. Garten	178,921,722	477,266	147,526
Shira D. Goodman	179,094,685	246,712	205,117
W. Robert Grafton	178,030,386	1,368,791	147,337
Edgar H. Grubb	179,088,481	252,197	205,836
Marcella Shinder	178,955,761	444,767	145,986
Mitchell D. Steenrod	178,185,526	1,153,796	207,192
Thomas G. Stemberg	178,804,144	595,737	146,633
William R. Tiefel	177,734,351	1,659,653	152,510

There were 11,701,178 broker non-votes for each director.

2. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016 pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
185,438,613	5,675,371	133,708

3. The shareholders approved the non-binding advisory resolution related to the compensation of our named executive officers pursuant to the vote set forth below.

Votes For	Votes Against	Votes Abstaining
172,775,452	4,974,322	1,796,740

There were 11,701,178 broker non-votes related to this vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: June 24, 2015	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Secretary